Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

2024

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

CHENGHE ACQUISITION I CO.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on December 22, 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the extraordinary general meeting virtually online, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend: **https://www.cstproxy.com/chengheacquisitioni/bc2024**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD

CHENGHE ACQUISITION I CO.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [•], 2024, in connection with the Extraordinary General Meeting of Shareholders (the "Business Combination Meeting") of Chenghe Acquisition I Co. ("Chenghe" or the "Company") to be held at 9:00 a.m. Eastern time, on Monday, December 23, 2024, or at such other time, on such other date and at such other place to which the meeting may be adjourned. You or your proxyholder will be able to attend and vote at the Extraordinary General Meeting online by visiting **https://www.cstproxy.com/chengheacquisitioni/bc2024** and using a control number assigned by Continental Stock Transfer & Trust Company.

The undersigned, revoking any previous proxies relating to these shares, hereby appoints Yixuan Yuan the attorney and proxies of the undersigned, with power of substitution to each, to vote all Class A Ordinary Shares of Chenghe registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this proxy statement.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

(Continued and to be marked, dated and signed on reverse side)

193684 Chenghe Acquisition I Co. Rev1 Back 2024 Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting to be held on December 23, 2024: The notice of meeting and the accompanying proxy statement are available at https://www .cstprox y.com/chengheacquisitioni/bc2024 PROXY CARD CONTRO L NUMBER Signature Signature, if held jointly Date . Signature should agree with name printed hereon . If the share is held in the name of more than one person, EACH joint owner should sign . Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign . Attorneys should submit powers of attorney . CHENGHE ACQUISITION I CO. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS. Please mark your votes like this X • Proposal No . 1 — The Business Combination Proposal — to consider and vote upon, as an ordinary resolution, a proposal to approve and adopt the business combination agreement dated as of December 22 , 2023 (as it may be amended, supplemented or otherwise modified from time to time, the “ Business Combination Agreement ”), by and among Chenghe, FST Corp . , a Cayman Islands exempted company with limited liability (“ CayCo ”), FST Merger Ltd . , a Cayman Islands exempted company with limited liability an d a direc t wholl y owne d subsidiar y o f CayC o (“ Merge r Sub ”) , an d Femco Steel Technology Co . , Ltd . , a company limited by shares incorporated and in existence under the laws of Taiwan with uniform commercial number of 04465819 (“ FST ” and together with CayCo and Merger Sub, the “ FST Parties ”), and approve the transactions contemplated thereby, pursuant to which, among other things, Merger Sub shall be merged with and into Chenghe with Chenghe being the surviving company and as a direct, wholly owned subsidiary of CayCo (the “ Merger ”), and Chenghe will change its name to “FST Ltd . ” (the “ Business Combination ”) . The Business Combination and other transactions contemplated by the Business Combination Agreement are referred to as the “ Transactions . ” A copy of the Business Combination Agreement is attached as Annex A to the accompanying Registration Statement/Proxy Statement and a copy of the Plan of Merger is attached as Anne x A - 1 t o th e accompanyin g Registratio n Statement/Prox y Statement ; • Proposal No . 2 — The Merger Proposal — to consider and vote upon, as a special resolution, a proposal to approve and adopt the plan of merger to be filed with the Registrar of Companies of the Cayman Islands (the “ Plan of Merger ”) and approve the transactions contemplated thereby, including, without limitation the Merger . A copy of the Plan of Merger is attached as Anne x A - 1 t o th e accompanyin g Registratio n Statement/Prox y Statement ; • Proposal No . 3 — The Authorized Share Capital Amendment Proposal — to consider and vote upon, as an ordinary resolution, a proposal to approve, with effect from the effective time of the Merger, the reclassification and re - designation of (a ) 200 , 000 , 00 0 issue d an d unissue d Clas s A ordinar y share s o f a pa r value of $ 0 . 0001 each to 200 , 000 , 000 issued and unissued ordinary shares of a par value of $ 0 . 0001 each ; (b) 20 , 000 , 000 issued and unissued Class B ordinary shares of a par value of $ 0 . 0001 each to 20 , 000 , 000 issued and unissued ordinar y share s o f a pa r valu e o f $ 0 . 000 1 each ; an d (c ) 1 , 000 , 00 0 authorized but unissued preference shares of a par value of $ 0 . 0001 each to 1 , 000 , 000 authorized but unissued ordinary shares of a par value of $ 0 . 0001 each (the “ Re - designation ”) so that following such Re - designation, the authorized share capital of Chenghe shall be $ 22 , 100 divided into 221 , 000 , 000 ordinary shares of a par value of $ 0 . 0001 each, and immediately after the Re - designation, the authorized share capital of Chenghe be increased from $ 22 , 100 divided into 221 , 000 , 000 ordinary shares of a par value of $ 0 . 0001 each to $ 50 , 000 divided into 500 , 000 , 000 ordinary shares of a par value of $ 0 . 0001 each by the creation of an additional 279 , 000 , 000 authorized but unissued ordinary shares of a par value of $ 0 . 0001 each to rank pari passu in all respects with the existing ordinary shares ; • Proposal No . 4 — The Articles Amendment Proposals — to consider and vote upon, as separate special resolutions, two separate special resolutions to approve, with effect from the effective time of the Merger : (a ) th e chang e o f nam e o f Chengh e fro m “Chenghe Acquisitio n I Co. ” t o “FS T Ltd.” ; and (b) the amended and restated memorandum and articles of association of SPAC currently in effect be amende d an d restate d b y th e deletio n i n thei r entirety and the substitution in their place of the proposed second amended and restated memorandum and articles of association (the “Restated M&A”) . A cop y o f th e Restate d M& A i s attache d a s Anne x H t o th e accompanying Registratio n Statement/Prox y Statement ; and • Proposa l No . 5 — Th e Adjournment Proposa l — t o conside r an d vot e upon , a s a n ordinary resolution, a proposal to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Extraordinary General Meeting, there are not sufficient votes to approve one or more proposals presented to the shareholders for vote . FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN